EXHIBIT 99.2

www.thorindustries.com THOR INDUSTRIES SECOND QUARTER OF FISCAL 2022 FINANCIAL RESULTS

2 FORWARD - LOOKING STATEMENTS This presentation includes certain statements that are “forward - looking” statements within the meaning of the U . S . Private Securities Litigation Reform Act of 1995 , Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . These forward - looking statements are made based on management’s current expectations and beliefs regarding future and anticipated developments and their effects upon THOR, and inherently involve uncertainties and risks . These forward - looking statements are not a guarantee of future performance . We cannot assure you that actual results will not differ materially from our expectations . Factors which could cause materially different results include, among others : the extent and impact from the continuation of the COVID - 19 pandemic, along with the responses to contain the spread of the virus, or its variants, by various governmental entities or other actors, which may have negative effects on retail customer demand, our independent dealers, our supply chain, our labor force, our production or other aspects of our business ; the ability to ramp production up or down quickly in response to rapid changes in demand while also managing costs and market share ; the effect of raw material and commodity price fluctuations, and/or raw material, commodity or chassis supply constraints ; the impact of war, military conflict, terrorism and/or cyber - attacks, including state - sponsored attacks ; the impact of sudden or significant energy or fuel cost increases, including those caused by geopolitical events, on our costs of operation, on raw material prices, on our independent dealers or on retail customers ; the dependence on a small group of suppliers for certain components used in production ; the level and magnitude of warranty and recall claims incurred ; the ability of our suppliers to financially support any defects in their products ; legislative, regulatory and tax law and/or policy developments including their potential impact on our independent dealers, retail customers or on our suppliers ; the costs of compliance with governmental regulation ; the impact of an adverse outcome or conclusion related to current or future litigation or regulatory investigations ; public perception of and the costs related to environmental, social and governance matters ; legal and compliance issues including those that may arise in conjunction with recently completed transactions ; lower consumer confidence and the level of discretionary consumer spending ; interest rate fluctuations and their potential impact on the general economy and, specifically, on our profitability and on our independent dealers and consumers ; the impact of exchange rate fluctuations ; restrictive lending practices which could negatively impact our independent dealers and/or retail consumers ; management changes ; the success of new and existing products and services ; the ability to maintain strong brands and develop innovative products that meet consumer demands ; the ability to efficiently utilize existing production facilities ; changes in consumer preferences ; the risks associated with acquisitions, including : the pace and successful closing of an acquisition, the integration and financial impact thereof, the level of achievement of anticipated operating synergies from acquisitions, the potential for unknown or understated liabilities related to acquisitions, the potential loss of existing customers of acquisitions and our ability to retain key management personnel of acquired companies ; a shortage of necessary personnel for production and increasing labor costs to attract production personnel in times of high demand ; the loss or reduction of sales to key independent dealers ; disruption of the delivery of units to independent dealers ; increasing costs for freight and transportation ; asset impairment charges ; competition ; the impact of potential losses under repurchase agreements ; the potential impact of the strength of the U . S . dollar on international demand for products priced in U . S . dollars ; general economic, market and political conditions in the various countries in which our products are produced and/or sold ; the impact of changing emissions and other related climate change regulations in the various jurisdictions in which our products are produced, used and/or sold ; changes to our investment and capital allocation strategies or other facets of our strategic plan ; and changes in market liquidity conditions, credit ratings and other factors that may impact our access to future funding and the cost of debt . These and other risks and uncertainties are discussed more fully in our Quarterly Report on Form 10 - Q for the quarter ended January 31 , 2022 and in Item 1 A of our Annual Report on Form 10 - K for the year ended July 31 , 2021 . We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward - looking statements contained in this presentation or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law .

3 European $0.72 bn 18.7% NA Motorized $0.98 bn 25.2% NA Towables $1.99 bn 51.2% Other $0.19 bn 4.9% NORTH AMERICAN INDEPENDENT DEALER INVENTORY OF THOR PRODUCTS RV BACKLOG OF $17.73 BILLION +63.9% * Includes $128.8 million of net sales from Airxcel SECOND QUARTER OF FISCAL YEAR 2022 Gross Margin 17.4% +220 bps Diluted EPS $4.79 +101% Net Sales $3.88 billion +42% *

4 NET SALES  Increased 44 . 6% * primarily due to an increase in unit shipments, changes in product mix and selective net selling price increases to offset known and anticipated material cost increases GROSS PROFIT MARGIN  Increased 240 basis points* driven by improved labor, overhead and freight costs as a percentage of net sales, partially offset by an increase in the material cost percentage BACKLOG  Increased approximately 99% * to $ 10 . 44 billion NORTH AMERICAN TOWABLE SEGMENT Second Quarter of Fiscal 2022 *in the second quarter of fiscal 2022 compared to the prior - year period

5 NET SALES  Increased 69 . 3% * driven primarily by an increase in unit shipments, changes in product mix, selective net selling price increases and the addition of $ 117 . 4 million of net sales, or 20 . 4 % of the 69 . 3 % increase, from the Tiffin Group GROSS PROFIT MARGIN  Increased 300 basis points* driven primarily by a reduction in sales discounts, selective net selling price increases to cover known and anticipated material cost increases and product mix changes, partially offset by modest increases in the labor and warranty cost percentages BACKLOG  Increased approximately 45% * to $ 4 . 23 billion NORTH AMERICAN MOTORIZED SEGMENT Second Quarter of Fiscal 2022 *in the second quarter of fiscal 2022 compared to the prior - year period

6 NET SALES  Decreased 1 . 3% * driven primarily by the change in foreign exchange rates . Unit sales increased by 1 . 9 % and net sales increased 4 . 7 % on a constant - currency basis GROSS PROFIT MARGIN  Decreased by 40 basis points* primarily due to additional labor and overhead costs incurred to support planned production levels, which were negatively impacted by chassis shortages in the current - year quarter BACKLOG  THOR’s European RV backlog increased approximately 15% * to $ 3 . 05 billion EUROPEAN SEGMENT Second Quarter of Fiscal 2022 *in the second quarter of fiscal 2022 compared to the prior - year period

APPENDIX

8 THOR AT - A - GLANCE COUNTRIES 25 5 COUNTRIES + MANUFACTURING OPERATIONS IN DISTRIBUTION IN (1) As of July 31, 2021 GEOGRAPHIC NET SALES (1) THOR Industries (NYSE : THO) was founded in 1980 and is headquartered in Elkhart, Indiana . THOR is the sole owner of operating subsidiaries that, combined, represent the world’s largest manufacturer of RVs United States 68.7% Germany 16.1% Other Europe 9.7% Canada 5.2% Other 0.3% ANNUAL WHOLESALE UNIT SHIPMENTS FRANCE GERMANY ITALY UNITED KINGDOM UNITED STATES 23,351,000 SQUARE FEET (1) 397 FACILITIES (1) ~3,500 INDEPENDENT DEALERSHIP LOCATIONS (1) TOWABLE EUROPEAN MOTORIZED OTHER NORTH AMERICAN

9 RV INDUSTRY OVERVIEW North America (1) Source : Statistical Surveys, Inc., U.S. and Canada; Calendar Years 2021 and 2020 (2) Source : Recreation Vehicle Industry Association, Calendar Years 2021 and 2020 (3) Source : The Conference Board, Consumer Confidence Survey ® , through December 2021 (4) Note: Tiffin Group registrations are included in THOR RV market share data for the 2021 period 2021 INDUSTRY WHOLESALE UNIT SHIPMENTS BY TYPE (2) CONSUMER CONFIDENCE VS. RV RETAIL REGISTRATIONS CALENDAR YEAR RV RETAIL MARKET SHARE (1)(4) THOR Forest River Winnebago Grand Design REV Group Gulfstream All Others 2021 Towable 511,678 units 2021 Motorized 53,481 units 2020 Motorized 53,113 units 2020 Towable 468,260 units 47.7% 40.8% 38.9% 41.2% 36.6% 18.2% 10.0% 1.5% 9.2% 1.9% 19.7% 6.9% 7.5% 8.7% 8.7% 38.7% 1.4% 1.3% 12.7% 19.7% 21.3% 7.4%

10 TOWABLE RV WHOLESALE MARKET TRENDS (UNITS 000's) YTD Shipments (Units) Dec. 2021 Dec. 2020 Unit Change % Change 600,240 430,412 169,828 +39.5% YTD Shipments (Units) Dec. 2021 Dec. 2020 Unit Change % Change 544,028 389,613 154,415 +39.6% YTD Shipments (Units) Dec. 2021 Dec. 2020 Unit Change % Change 56,212 40,799 15,413 +37.8% Historical Data: Recreation Vehicle Industry Association (RVIA) (e) Calendar year 2022 represents the most recent RVIA "most likely" estimate from their February 2022, Spring 2022 issue of Roa dsigns 5 - year CAGR: 6.9% 5 - year CAGR: 7.7% 5 - year CAGR: 0.5% RV INDUSTRY OVERVIEW North America RV WHOLESALE MARKET TRENDS (UNITS 000's) MOTORIZED RV WHOLESALE MARKET TRENDS (UNITS 000's)

RV INDUSTRY OVERVIEW

Europe

EUROPEAN INDUSTRY UNIT REGISTRATIONS BY COUNTRY [1]

Country	Caravans			Motorcaravans			Total		
	Calendar Year		%	Calendar Year		%	Calendar Year		%
	2021	2020	Change	2021	2020	Change	2021	2020	Change
Germany	24,718	29,148	(15.2) %	81,420	78,055	4.3 %	106,138	107,203	(1.0) %
France	7,446	7,080	5.2 %	30,822	24,961	23.5 %	38,268	32,041	19.4 %
U.K.	18,047	15,098	19.5 %	14,160	12,613	12.3 %	32,207	27,711	16.2 %
Netherlands	8,521	6,948	22.6 %	3,171	2,449	29.5 %	11,692	9,397	24.4 %
Switzerland	1,687	1,562	8.0 %	8,498	6,731	26.3 %	10,185	8,293	22.8 %
Sweden	3,869	3,613	7.1 %	5,066	4,011	26.3 %	8,935	7,624	17.2 %
Italy	568	514	10.5 %	7,113	6,515	9.2 %	7,681	7,029	9.3 %
Belgium	1,290	1,145	12.7 %	7,086	5,437	30.3 %	8,376	6,582	27.3 %
Spain	1,926	1,688	14.1 %	6,175	6,149	0.4 %	8,101	7,837	3.4 %
All Others	10,022	9,139	9.7 %	17,788	13,263	34.1 %	27,810	22,402	24.1 %
Total	78,094	75,935	2.8 %	181,299	160,184	13.2 %	259,393	236,119	9.9 %

The Company monitors retail trends in the European RV market as reported by the European Caravan Federation, whose industry data is reported to the public quarterly, typically issued on a one-to-two month lag, continually updated and often impacted by delays in reporting by various countries

Industry wholesale shipment data for the European RV market is not available

FULL-YEAR COMPARISON OF NEW VEHICLE REGISTRATIONS BY CONTINENT *(UNITS 000's)* [1] [2]


201
144
192
141
170
162
151
182
146
217
138
222
135
219
140
220
143
253
152
272
162
274
166
251
174
274
182
292
198
324
203
320
210
310
208
366
189
289
154
206
150
228
156
247
147
264
137
304
140
333
152
376
168
416
190
471
202
493
211
457
236
521
259
565
1990
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
Europe
North America

(1) Source: European Caravan Federation; Calendar Years 2021 and 2020; European retail registration data available at www.CIVD.de
(2) Source: Statistical Surveys (www.statisticalsurveys.com)

THO LISTED NYSE

THOR Go Everywhere. Stay Anywhere.

11

12 CAPITAL MANAGEMENT CASH PRIORITIES Invest in THOR's business Pay THOR's dividend Reduce the Company's debt obligations Support opportunistic strategic investments, to enhance long - term shareholder value Repurchase of shares on a strategic and opportunistic basis NET CASH FROM OPERATIONS AND CAPITAL EXPENDITURES ($ millions) QUARTERLY DIVIDENDS PER SHARE

www.thorindustries.com INVESTOR RELATIONS CONTACTS Mark Trinske Vice President of Investor Relations mtrinske@thorindustries.com (574) 970 - 7912 Mike Cieslak, CFA Investor Relations Manager mcieslak@thorindustries.com (574) 294 - 7724